Exhibit 99.1

FORM OF
THOMAS WEISEL PARTNERS GROUP, INC. EQUITY INCENTIVE PLAN
AND BONUS PLAN PERFORMANCE AWARD AGREEMENT

Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”), hereby establishes on this 5th day of June, 2008 to the “Participant” this Performance Award of cash and equity awards pursuant to the Thomas Weisel Partners Group, Inc., Second Amended and Restated Equity Incentive Plan and Bonus Plan (the “Equity Incentive Plan” and “Bonus Plan”, respectively, and, together, the “Plans”) upon the following terms and conditions:

Name of Participant:   _________________________________

Performance Period:  April 1, 2008 through December 31, 2008

Aggregate Performance Award: The aggregate value of this Performance Award will be the sum of (x) and (y) below (provided that (i) the Aggregate Performance Award shall not exceed [insert maximum award amount] and (ii) the Committee shall retain the discretion to decrease the Aggregate Performance Award by up to 40%):

(x) ___% of the Company’s “Adjusted Net Income” during the Performance Period; and

(y) ___% of the “Performance of the ___________ Department” during the Performance Period (as determined by the Committee).

“Adjusted Net Income” for the Performance Period means:

 (I) pre-tax non-GAAP net income for such period calculated by adding to pre-tax net income for such period (a) non-cash expense for such period associated with the Company’s initial grant of restricted stock units made in connection with its initial public offering, (b) non-cash expense for such period associated with the amortization of intangible assets acquired as a result of the Company’s acquisition of Westwind Partners on January 2, 2008, (c) the pre-tax impact during such period of all other charges for restructuring, extraordinary items, discontinued operations, non-recurring items and the cumulative affect of accounting changes required by GAAP and (d) [insert scaling factor], plus

(II) the expense associated with cash bonuses and the value of equity awards (determined in the manner described under “Form of Performance Award” below), in each case paid or granted to Participant and other executive officers who receive a performance award of the type evidenced hereby with respect to such period.

“Performance of the ___________ Department” for the Performance Period means revenue generated by and/or allocated to such department during such period (with any such allocation to be determined in accordance with the allocation formula adopted by the Committee prior to the Grant Date) less expenses incurred by such department (such as clearing costs, transaction costs, market data costs and other costs that are controllable by such department), but not including firm overhead costs allocable to such department.

Grant/Vesting/Delivery Date: Any compensation due pursuant to the terms of this Performance Award (and any RSUs (as defined below) comprising any portion of the Performance Award) will be paid or granted, will vest and will be delivered on February 6, 2009 (or, if later, the date on which the Committee determines the aggregate value of this Performance Award).

Form of Performance Award: The Performance Award will be paid in the form of cash and Restricted Stock units or functionally equivalent equity award (“RSUs”) with an aggregate value of the Aggregate Performance Award. The portion of the Performance Award to be paid in RSUs (and the terms and method of valuing such RSUs for such purpose) will be determined in same manner as approved by the Committee with respect to 2008 year-end bonuses for employees of the Company; provided that, the Committee may utilize a different manner for determining such portion in the event that the Committee determines in its sole discretion that there is not sufficient common stock capacity within the Equity Incentive Plan at the Vesting Date.

1.
This Award is subject to all terms and conditions of this Agreement and the Plans. The terms of the Plans are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the applicable Plan. Notwithstanding the terms of the Plans, the Participant does not have the option to elect to defer the receipt or payment of any portion of this Award beyond the Grant/Vesting/Delivery Date described above.

2.
Each RSU represents an unfunded and unsecured promise of the Company to deliver a future payment equal to the Fair Market Value of one Share at the time of such payment. Such payment may, at the Committee’s election, be in cash or Shares or a combination thereof.

3.
Notwithstanding the terms of the Plans, this Agreement and any individual written employment or severance agreement between you and the Company, if you incur a termination of employment with Thomas Weisel Partners (as a result of death, disability, retirement or otherwise) or give notice of any intention to terminate employment prior to the payment or vesting of any Performance Award hereunder, all of such unvested Performance Award shall be forfeited upon the earlier of such termination or such giving of notice.

4.
Subject to Paragraph 3 above (unless otherwise provided under the terms and conditions of the Plans, this Agreement or the award agreement relating to any RSUs awarded in satisfaction hereof), in accordance with Paragraph 2 above you shall be entitled to receive (and the Company shall deliver to you) on the Vesting Date set forth above (or as soon as administratively practicable thereafter), the number of RSUs awarded on such date (with such RSUs to be awarded pursuant to an award agreement providing for, among other things, a three year vesting period).

5.
The Committee may in its sole discretion withhold from the payment to you hereunder a sufficient amount (in cash or Shares) to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to income resulting from such payment. You have been advised to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the matters contemplated by this Agreement.

6.	The Company shall have the right to offset against the obligation to deliver cash, RSUs or Shares to you, any outstanding amounts then owed by you to the Company.

7.
An RSU does not represent an equity interest in the Company, and carries no voting or dividend rights. You will not have any rights of a shareholder with respect to the RSUs until the Shares have been delivered to you.

8.
Notices hereunder and under the Plans, if to the Company, shall be delivered to the Plan administrator (as so designated by the Company) or mailed to the Company’s principal office, One Montgomery Street, San Francisco, California 94104, attention of General Counsel, or, if to you, shall be delivered to you or mailed to your address as the same appears on the records of the Company.

9.
All decisions and interpretations made by the Board of Directors or the Committee with regard to any question arising hereunder or under the Plans shall be binding and conclusive on all persons. In the event of any inconsistency between the terms hereof and the provisions of this Agreement and the Plans, this Agreement shall govern.

10.	By accepting this Award, you acknowledge receipt of a copy of the Plans, and agree to be bound by the terms and conditions set forth in this Agreement and the Plans, as in effect from time to time.

11.
By accepting this Award, you further acknowledge that the federal securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict your right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with your RSUs. You agree to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

12.
The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate the Award granted under this Agreement, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary of any Award under this Agreement without the consent of such Participant or holder or beneficiary of any Award.

13.
Nothing in this Agreement alters your status as an "at will" employee or confers on you any right to continue in the employ of the Company, or shall interfere with or restrict rights of the Company, which are hereby expressly reserved, to discharge you at any time, with or without cause.

14.
The Plans, this agreement and any individual written employment or severance agreement between you and the Company, constitute the entire agreement and understanding of the parties with respect to the subject matter of this agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties with respect to the specific subject matter hereof.

15.   This Agreement shall be governed by the laws of the State of New York without giving effect to its choice of law provisions.

Thomas Weisel Partners Group, Inc.

By:
Name: Mark Fisher Title: General Counsel & Secretary

[NAME]

Signature

          If you would like to designate a beneficiary to exercise your rights under this Agreement in the event of your death, please complete your designation in the space provided below, as well as please sign and print your name and date in the space provided below, and return this Agreement to Thomas Weisel Partners Group, Inc., One Montgomery Street, San Francisco, California 94104, to the attention of Human Resources.

Beneficiary:

Participant name (print & sign):

Date: